UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2012

CAPSALUS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146744	88-0338837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

618 S. Northwest Highway #139, Barrington, IL 60010
(Address of principal executive offices)(Zip Code)

(888) 400-7179
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 16, 2012 (the “Closing Date”), Capsalus Corp. (“Capsalus”) completed its previously announced acquisition (the “GeneWize Acquisition”) of all of the outstanding capital stock of GeneWize Life Sciences, Inc., a Delaware corporation (“GeneWize”), from its parent GeneLink, Inc., a Pennsylvania corporation (“GeneLink”).  GeneWize is a direct selling company focused on the marketing of customized genetically-based nutritional and skin care products.

Capsalus paid GeneLink cash consideration in an amount equal to $500,000 on the Closing Date.  Capsalus borrowed $500,000 from Gene Elite LLC, a Delaware limited liability company and affiliate of Capsalus (“Gene Elite”), to make the payment.  The loan bears interest at 10%, is convertible into Capsalus stock at $0.02 per share, and has a warrant attached to purchase 25,000,000 shares of Capsalus common stock at $0.08 per share.  During the period commencing as of the second full calendar month following the Closing Date and ending sixty (60) calendar months thereafter, Capsalus is required to pay GeneLink cash consideration each month equal to the greater of (i) $25,000 and (ii) 10% of GeneWize’s gross revenues generated during such month; provided that the total cash consideration payable by Capsalus pursuant to the Stock Purchase Agreement, dated as of October 13, 2011 (the “Stock Purchase Agreement”), by and between Capsalus and GeneLink shall not exceed $5,000,000.

The description of the Stock Purchase Agreement does not purport to be complete and is qualified by reference to the Stock Purchase Agreement, which is attached as Exhibit 10.1 to Capsalus’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2011.

Concurrently and in connection with the execution of the Stock Purchase Agreement, Gene Elite and GeneWize entered into that certain License and Distribution Agreement, pursuant to which GeneLink granted Gene Elite an exclusive license to market and sell certain products in certain channels within an exclusive territory and a non-exclusive license to market and sell certain products in certain channels within a non-exclusive territory.  The License and Distribution Agreement also permits Gene Elite to grant sublicenses to various subdistributors, including Capsalus.  One of the managing members of Gene Elite is a director and major shareholder of Capsalus and therefore Gene Elite may be considered an affiliate of Capsalus.  Pursuant to the License and Distribution Agreement, Gene Elite agreed to pay GeneLink $1,500,000.

As a result of the GeneWize Acquisition, GeneWize became a wholly-owned subsidiary of Capsalus.  The amount of consideration paid for the acquisition was determined pursuant to arm’s length negotiations between the parties.

Item 8.01.  Other Events.

On February 16, 2012, Capsalus issued a press release announcing the consummation of the GeneWize Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of business acquired.  The financial statements required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(b)           Pro forma financial information.  The pro forma financial information that is required to be filed pursuant to this Item will be filed by amendment no later than 71 calendar days after the date on which this Report is required to be filed.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.  The following exhibit is furnished with this Report:

Exhibit No.	Description

99.1	Press release, dated February 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Capsalus Corp. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSALUS CORP.

By:	/s/ Steven M. Grubner
Name: Steven M. Grubner
Title: Chief Executive Officer/Chief Financial Officer

Date:  February 21, 2012